Exhibit 5.1

300 North LaSalle

Chicago, Illinois 60654

www.kirkland.com

October 29, 2014

EveryWare Global, Inc. 519 North Pierce Avenue Lancaster, Ohio 43130

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as special counsel to EveryWare Global, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of 23,382,483 shares of its common stock, par value $0.0001 per share (the “Common Stock”) issued or issuable upon exercise of warrants at an exercise price of $0.01 per share, pursuant to a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on October 29, 2014, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The shares of Common Stock to be registered by the Company pursuant to the Registration Statement are referred to herein as the “Shares.” The Shares include 6,799,929.5 shares of Common Stock (the “Warrant Shares”) to be issued pursuant to the Warrant Agreement, dated as of February 22, 2013 and amended as of May 21, 2013 (as amended, the “Warrant Agreement”) between the Company and Continental Stock Transfer & Trust Company, as warrant agent.

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Third Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate”) filed with the Secretary of State of the State of Delaware on May 21, 2013, (ii) minutes and records of the proceedings of the Company with respect to the issuance and sale of the Shares, (iii) the Warrant Agreement and (iv) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have also assumed that at the time of each issuance of Shares, there will be

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EveryWare Global, Inc.

October 29, 2014

sufficient shares of Common Stock authorized for issuance under the Company’s certificate of incorporation then in effect that have not otherwise been issued or reserved or committed for issuance. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

(1) the Shares issued and outstanding as of the date of this opinion (not including the Warrant Shares) have been duly authorized, validly issued and fully paid and are nonassessable; and

(2) the Warrant Shares have been duly authorized, and when the Warrant Shares have been duly issued in accordance with the terms of the Warrant Agreement and when the Warrant Shares are duly countersigned by the Company’s transfer agent, and upon receipt by the Company of the consideration to be paid therefor, the Warrant Shares will be validly issued, fully paid and nonassessable.

Our opinions expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

EveryWare Global, Inc.

October 29, 2014

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP